Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Easterly Government Properties, Inc. of our report dated February 23, 2026 relating to the financial statements,financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Easterly Government Properties, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ PricewaterhouseCoopers LLP
Washington, District of Columbia
April 28, 2026